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Exhibit 8.2

January 4, 2016

Canadian Solar Inc.
545 Speedvale Avenue West
Guelph, Ontario, Canada N1K 1E6

Re:	Canadian Solar Inc. Offering of up to US$ 100,000,000 common shares

Ladies and Gentlemen:

        We have acted as special United States tax counsel to Canadian Solar Inc., a Canadian company (the "Company"), in connection with the in connection with the offering (the "Offering") of up to US$ 100,000,000 common shares of the Company (the "Securities"), as described in the prospectus supplement dated January 4, 2016, relating to the offering of the Securities, which supplements the base prospectus (together with the prospectus supplement, the "Prospectus") contained in the Company's registration statement on Form F-3 (the "Registration Statement", which term does not include any exhibits thereto) filed by the Company under the United States Securities Act of 1933 (the "Act") with the United States Securities and Exchange Commission on January 4, 2016.

        The facts, as we understand them, and upon which with your permission we rely in rendering the opinion herein, are set forth in the Prospectus. In addition, in our capacity as counsel, we have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate. In our examination, we have assumed the accuracy of all information provided to us. This opinion is being furnished to you as Exhibit 8.2 to the Registration Statement.

        In connection with the preparation of this letter, we have, among other things, read and relied on originals or copies of the following (collectively, (a)-(e) below are referred to as the "Documents"):

  (a)
  the Registration Statement;

  (b)
  the Prospectus;

  (c)
  an executed copy of the Distribution Agency Agreement;

  (d)
  the Company's Annual Report on Form 20-F for the fiscal year ended December 31, 2014 filed with the SEC on April 23, 2015 (the "Annual Report"); and

  (e)
  such other documents, certificates, records and other instruments as we have deemed necessary or appropriate as a basis for the opinions set forth below.

        Our opinion is conditioned on the initial and continuing accuracy of the facts, information and analyses set forth in the Documents. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Prospectus.

        For purposes of our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all Documents submitted to us as originals, the conformity to original Documents of all Documents submitted to us as certified, conformed, electronic, or photostatic copies, and the authenticity of the originals of such latter Documents. We have relied on a representation of the Company that such Documents are duly authorized, valid and enforceable. Furthermore, our opinion assumes, with your consent, that (i) the final executed version of any Document that has not been executed as of the date of this letter (including any underwriting agreement to be executed in connection with the offering of the Securities) will be, in substance, identical to the version that we have reviewed, (ii) no material term or condition set forth in any executed Document (or the executed version of any Document described in clause (i) immediately above) will be amended, waived, or otherwise modified, and (iii) any transaction contemplated by any Document shall be consummated in accordance with the terms and conditions of the Document.

        In addition, we have relied on factual statements and representations of the officers and other representatives of the Company and others, and we have assumed that such statements and representations are and will continue to be correct without regard to any qualification as to knowledge or belief.

        Except for the activities described in this letter, we have not undertaken any investigation to determine the facts upon which the advice in this letter is based.

        Our opinion is based on the United States Internal Revenue Code of 1986, as amended, United States Treasury regulations, judicial decisions, published positions of the United States Internal Revenue Service, and such other authorities as we have considered relevant, all as in effect as of the date of this opinion and all of which are subject to differing interpretations or change at any time (possibly with retroactive effect). A change in the authorities upon which our opinion is based could affect the conclusions expressed herein. There can be no assurance, moreover, that the opinion expressed herein will be accepted by the United States Internal Revenue Service or, if challenged, by a court. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. This letter is not intended to guarantee the outcome of any legal dispute that may arise in the future.

        Based upon and subject to the foregoing, we are of the opinion that, under current United States federal income tax law, although the discussion set forth in the the Prospectus under the heading "Taxation—United States Federal Income Taxation" does not purport to summarize all possible United States federal income tax considerations in respect of the ownership and disposition of Securities to United States Holders (as defined therein), each such discussion constitutes, in all material respects, an accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of Securities that are anticipated to be material to United States Holders who purchase Securities, subject to the qualifications set forth in each such discussion, and, to the extent that it sets forth any specific legal conclusion under United States federal income tax law, except as otherwise provided therein, it represents our opinion.

        Note, however, that we do not express any opinion herein with respect to the Company's status as a passive foreign investment company (a "PFIC") for United States federal income tax purposes for any taxable year, for the reasons stated in the discussion on PFICs set forth in the the Prospectus under the heading "Taxation—United States Federal Income Taxation."

        Except as set forth above, we express no other opinion. This opinion is furnished to you in connection with the offering. This opinion is expressed as of time of its delivery on the date it bears, and we are under no obligation to supplement or revise our opinion, or to provide you with any subsequent opinion or advice, to reflect any fact about which we did not have knowledge as of the date hereof, to reflect any legal developments or factual matters arising subsequent to the date hereof, or for any other reason.

        Any discussion of United States federal tax issues contained or referred to in this letter, in the the Prospectus is not intended or written to be used, and cannot be used, for the purposes of avoiding penalties that may be imposed under the Internal Revenue Code of 1986, as amended.

        This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Prospectus in the sections "Taxation—United States Federal Income Taxation" and "Legal Matters." In giving this consent, we do not thereby admit that we are "experts" within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Kirkland & Ellis LLP
Kirkland & Ellis LLP

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  Exhibit 8.2